(letterhead)

ERNST & YOUNG LLP
1300 Chiquita Center
250 East Fifth Street
Cincinnati, Ohio 45202
Phone: 513 621 6454


           Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report pertaining to The Union Central Life Insurance Company and Carillon Account dated March 24, 1997 and March 5, 1997, respectively, in Post-Effective Amendment No. 15 to the Registration Statement (Form N-4 No. 2-92146) and related Prospectus and Statement of Additional Information of Carillon Account of The Union Central Life Insurance Company.


        /s/ Ernst & Young LLP
          ERNST & YOUNG LLP

Cincinnati, Ohio
April 23, 1997